Exhibit 23
Consent of Independent Registered Public Accounting Firm
The Board of Directors and Stockholders
CBIZ, Inc.:
We consent to the incorporation by reference in the registration statement Nos. 333-135912, 333-76179, 333-64109,  and 333-27825 of Form S-3; Nos. 333-90749, 333-46687, 333-40331, and 333-15413 on Form S-3, as amended; Nos. 333-81039 and 333-40313 on Form S-4, as amended; and Nos. 333-145495, 333-62148, 333-74647, and 333-35049 on Form S-8 of CBIZ, Inc. of our reports dated March 16, 2010, with respect to the consolidated balance sheets of CBIZ, Inc. and subsidiaries (the Company) as of December 31, 2009 and 2008, and the related consolidated statements of operations, stockholders’ equity and comprehensive income, and cash flows, and the related financial statement schedule, and the effectiveness of internal control over financial reporting as of December 31, 2009, which reports appear in the December 31, 2009 annual report on Form 10-K of the Company.
Our report refers to changes in the Company’s method of accounting for impairment of debt securities and business combinations in 2009.
/s/ KPMG LLP
Cleveland, Ohio
March 16, 2010